UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2006

Mirant Americas Generation, LLC

(Exact name of registrant as specified in charter)

Delaware	N/A	51-0390520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)          Effective January 9, 2006, Robert M. Edgell, age 58, was named President and Chief Executive Officer of Mirant Americas Generation, LLC.  From 1996 through 2005, Edgell was employed as Executive Vice President and General Manager of the Asia Pacific Region for Edison Mission Energy.   Mr. Edgell is Executive Vice President and U.S. Region Head of Mirant Corporation, the parent corporation of Mirant Americas Generation, LLC.  Mr. Edgell has an employment agreement relating to such employment with Mirant Corporation and Mirant Services, LLC.

Also effective January 9, 2006, Robert E. Driscoll, age 56, was named Chief Operating Officer of Mirant Americas Generation, LLC.  From 2001 through 2005, Driscoll was employed as Chief Executive Officer, Australia and Senior Vice President, Asia of Edison Mission Energy and from 1995 through 2001, Driscoll was employed as Senior Vice President, Asia of Edison Mission Energy. Mr. Driscoll is Senior Vice President and Head of Asset Management, U.S. Region of Mirant Corporation, the parent corporation of Mirant Americas Generation, LLC.  Mr. Driscoll has an employment agreement relating to such employment with Mirant Corporation and Mirant Services, LLC.

(d)  Effective January 3, 2006, Edward R. Muller and James V. Iaco were appointed to the Board of Managers of Mirant Americas Generation, LLC.  Effective January 9, 2006, Robert M. Edgell was appointed as Chairman of the Board of Managers of Mirant Americas Generation, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 9, 2006

Mirant Americas Generation, LLC

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)